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                                                                 EXHIBIT (a)(54)

[PEOPLESOFT(R) LOGO]

Reconciliation of Non-GAAP to GAAP financial measures (a)
(in thousands except margin percentages and per share amounts)

                                                                                  FY 2003              FY 2004
                                                                               --------------       ------------
FORECAST OPERATING MARGIN RECONCILIATION:
Operating margin from recurring operations                                                                  17.0%
   Deferred maintenance write-down                                                                          (3.0)%
   Amortization of acquired intangible assets                                                               (3.0)%
   Facilities restructuring charges and other                                                               (0.4)%
                                                                                                    ------------
GAAP operating margin                                                                                       10.6%
                                                                                                    ============

FORECAST NET INCOME PER SHARE RECONCILIATION:
Net income per share from recurring operations                                 $  0.52 - 0.55       $  0.90-0.95
   Deferred maintenance write-down                                                      (0.21)             (0.18)
   Amortization of acquired intangible assets                                      (0.08-0.10)        (0.14-0.15)
   Acquired in-process research and development charges                                 (0.04)                 -
   Facilities and headcount restructuring charges                                (0.06 - 0.08)                 -
                                                                               ==============       ============
GAAP diluted income per share                                                  $    0.11-0.13       $  0.57-0.62
                                                                               ==============       ============

FOOTNOTE:

For a complete set of financial statements, see the Company's 2002 Annual Report of Form 10-K and quarterly filings on Form 10-Q on the Company's website located at www.peoplesoft.com.